Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Fourth Amendment”) is entered into as of the Fourth Amendment Closing Date (as defined below) by and between IBIO CDMO LLC, a Delaware limited liability company (“Borrower”), and WOODFOREST NATIONAL BANK, a national banking association, as lender (in such capacity, “Lender”).

RECITALS

A.Borrower and Lender entered into that certain Credit Agreement dated November 1, 2021 (as amended by the First Amendment thereto dated as of October 11, 2022, the Second Amendment thereto dated as of February 9, 2023, the Third Amendment thereto dated as of February 20, 2023 and as otherwise amended, restated, supplemented or modified from time to time, the “Credit Agreement”).

B.Reference is made to that certain letter of intent (the “Letter of Intent”) dated on or about February 28, 2023 between Borrower, as seller, and a third party, as buyer (“Buyer”), regarding the sale of the iBio Property.

C.Borrower has requested Lender agree to enter into certain agreements and amendments to certain provisions of the Credit Agreement and the other Loan Documents.

D.Borrower and Lender are willing to enter into the requested agreements and amendments set forth herein, subject to and conditioned upon the terms and conditions set forth in this Fourth Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the promises herein contained, the mutual benefits to be derived herefrom and other good and valuable consideration received by each party, and each intending to be legally bound hereby, the parties agree as follows:

I.Agreements and Amendments to Credit Agreement. Borrower and Lender agree as follows:

(a)Section 1.1, Definitions, of the Credit Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

“Fourth Amendment” means the Fourth Amendment to Credit Agreement dated as of the Fourth Amendment Closing Date by and between Borrower and Lender.

“Fourth Amendment Closing Date” means March 24, 2023, but, solely with respect to the modifications to the liquidity covenant under Section 18 of the Parent Guaranty Agreement, effective as of February 28, 2023.

(b)Section 2.4, Mandatory Prepayment, of the Credit Agreement is hereby amended, effective as of the Fourth Amendment Closing Date, by replacing the reference to “40%” in clause (a)(v) of such section with a reference to “twenty percent (20%).”

(c)Section 9.4, Disposition of Assets, of the Credit Agreement is hereby amended, effective as of the Fourth Amendment Closing Date, by replacing the reference to “forty percent (40%)” in the second sentence of clause (b) of such section with a reference to “twenty percent (20%).”

(d)Sale of iBio Property.  Borrower shall deliver to Lender on or before April 14, 2023, an executed copy of a purchase agreement (the “Purchase Agreement”) between Borrower, as seller, and Buyer or a related entity regarding the purchase and sale of the iBio Property.  Failure to deliver such Purchase Agreement on or before such date, or such later date agreed to by Lender in writing in its sole and absolute discretion, shall be an immediate Default under the Credit Agreement, without the benefit of any grace period.  Upon the written request of Lender, Borrower shall provide Lender with copies of any other documents related to the sale of the iBio Property.

(e)Fee.  Borrower shall pay to Lender a fee in the amount of $75,000 in immediately available funds on the earlier of (i) the date of the closing of the Purchase Agreement or (ii) the Maturity Date.

(f)Reserved Funds Deposit Account; Fraunhofer Settlement Amount.

(i)  On or before April 4, 2023, Borrower shall establish an interest-bearing, fully insured deposit account (the “Reserved Funds Deposit Account”) with Lender.  The Reserved Funds Deposit Account shall be restricted and under the control of Lender at all times in accordance with Lender’s account agreement documentation, in Proper Form, until all Obligations under the Credit Agreement are paid in full.

(ii) Section I(j) of the First Amendment is hereby amended and restated and replaced in its entirety with the following language:

Borrower shall, or shall request and cause Parent Guarantor to, deposit a portion of the Fraunhofer Settlement Amount received by Parent Guarantor in the amount of $3,000,000 (the “Reserved Funds”) into the Reserved Funds Deposit Account on or before April 4, 2023.  Any failure of Borrower to, or to cause Parent Guarantor to, deposit the Reserved Funds into the Reserved Funds Deposit Account within the time period provided shall be an immediate Default under the Credit Agreement, without the benefit of any grace periods. Interest accruing on the Reserved Funds, if any, shall be held solely for the benefit of Borrower.  From and after the Fourth Amendment Closing Date until the Reserved Funds are deposited into the Reserved Funds Deposit Account, Borrower shall provide prompt notice to Lender of any correspondence or documentation received or submitted by Parent Guarantor or Borrower in respect of the Fraunhofer Settlement Agreement and any matters related thereto.

(iii) Borrower and Lender shall maintain the Reserved Funds in the Reserved Funds Deposit Account, and Borrower shall have no right to use such Reserved Funds, in each case, without either (i) the express consent of Lender, or (ii) until all Obligations under the Credit Agreement are paid in full.  Borrower shall be entitled to remove the Reserved Funds and any accrued interest, if any, from the Reserved Funds Deposit Account, upon payment in full of all Obligations under the Credit Agreement.  Notwithstanding the foregoing or anything to the contrary in any Loan Document, upon the occurrence and continuance of a Default, upon written notice to Borrower, Lender may apply the full amount of the Reserved Funds and any accrued interest, if any, to pay down the Term Loan, and upon such event, the Reserved Funds Deposit Account shall be closed.

(iv)  Further to the foregoing, Lender and Borrower agree and acknowledge that Parent Guarantor shall deposit and maintain the Available Funds, as defined in the Guarantor’s Consent and Agreement attached to this Fourth Amendment, in an account permitted under Section 18 of the Parent Guaranty Agreement for Parent Guarantor’s benefit.  When received, the Available Funds shall be included in Parent Guarantor’s Unrestricted Cash balance for purposes of calculating the liquidity covenant under Section 18 of the Parent Guaranty Agreement.

(g)All post closing deliverables set forth in Section III (a) and (b) of the First Amendment are hereby deleted in their entirety.

(h)Ratification of Guarantor’s Consent and Agreement.   Effective as of the Fourth Amendment Closing Date and notwithstanding anything to the contrary in the Credit Agreement (as amended by this Fourth Amendment), the Parent Guaranty Agreement or any other Loan Document, each of Lender and Borrower acknowledges and agrees to and ratifies and confirms the modifications, as set forth in the Guarantor’s Consent and Agreement attached to this Fourth Amendment, with respect to (i) the sharing of the Net Proceeds of any at-the-market issuances of Equity Interests of Parent Guarantor in accordance with Section 17 of the Parent Guarantor Agreement and (ii) the calculation of the liquidity covenant under Section 18 of the Parent Guaranty Agreement.

II.Conditions Precedent to the Effectiveness of Fourth Amendment.  This Fourth Amendment shall be effective upon the satisfaction of the following conditions precedent:

(a)Lender shall have received this Fourth Amendment duly executed by Borrower and Parent Guarantor;

(b)Lender shall have received an Officer’s Certificate and authorizing consent for each of Borrower and Parent Guarantor, in Proper Form;

(c)To the extent outstanding and unpaid, the Borrower shall have paid to Lender (i) any fees and expenses due and owing under the Credit Agreement and (ii) all costs and expenses, including reasonable legal fees, payable in connection with this Fourth Amendment to the extent invoiced on or prior to the Fourth Amendment Closing Date; and

(d)After giving effect to this Fourth Amendment, no Potential Default or

Default shall have occurred and be continuing.

III.Reaffirmation of Representations and Warranties.  To induce Lender to enter into this Fourth Amendment, Borrower hereby reaffirms, as of the Fourth Amendment Closing Date (except as otherwise provided herein or to the extent such representations and warranties speak as to an earlier date or a date certain), its representations and warranties contained in Section 7 of the Credit Agreement (other than the representation set forth in the last sentence of Section 7.10 of the Credit Agreement), and in all other documents executed pursuant thereto, and additionally represents and warrants as follows:

(a)The execution and delivery of this Fourth Amendment and the performance by Borrower of its obligations under this Fourth Amendment are within Borrower’s power, have been duly authorized by all necessary company action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the Organizational Documents of Borrower or of any agreement binding upon Borrower.

(b)This Fourth Amendment represents the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with its terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally.

(c)After giving effect to this Fourth Amendment, no change, event or state of affairs has occurred and is continuing which would constitute a Potential Default or a Default.

(d) No exhibit or schedule to the Credit Agreement is required to be supplemented, amended or modified in connection with the transactions contemplated by this Fourth Amendment.

IV.Defined Terms.  Terms used herein that are defined in the Credit Agreement, as amended hereby, shall have the same meanings herein, unless the context otherwise requires.

V.Reaffirmation of Credit Agreement.  This Fourth Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, adopted and confirmed in each and every respect.

VI.Ratification of Liens; Release. The Borrower acknowledges and ratifies, as of the Fourth Amendment Closing Date, the existence and priority of the Liens granted by the Borrower in favor of Lender pursuant to the Security Documents in and to the Collateral and represents, warrants and covenants that such Liens are valid, existing and in full force and effect.  THE BORROWER HEREBY RELEASES, DISCHARGES AND ACQUITS LENDER FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, REMEDIES, AND LIABILITIES OF EVERY KIND OR NATURE (INCLUDING WITHOUT LIMITATION, LENDER LIABILITY) ARISING OUT OF ANY ACT, OCCURRENCE, TRANSACTION OR OMISSION OCCURRING IN CONNECTION WITH THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS PRIOR TO THE FOURTH AMENDMENT CLOSING DATE.

VII.Governing Law.  THIS FOURTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

VIII.Invalid Provisions.  If any provision of this Fourth Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Fourth Amendment shall not be affected or impaired thereby and (b) the parties shall engage in good faith negotiations to replace the illegal, invalid or unenforceable provisions, with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IX.Multiple Counterparts and Electronic Signatures.  This Fourth Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document.  All counterparts must be construed together to constitute one and the same instrument.  This Fourth Amendment may be transmitted and signed by facsimile, portable document format (PDF), or other electronic means, and shall have the same effect as manually-signed originals and shall be binding on the Loan Parties and Lender, with originals signatures to be delivered to Lender at Lender’s request.

X.Section Headings.  Section headings in this Fourth Amendment are included for convenience of reference only and shall not affect the interpretation of this Fourth Amendment.

XI.Successors and Assigns.  This Fourth Amendment is binding upon, and inures to the benefit of, the parties hereto and their respective successors and permitted assigns.

XII.Reservation of Rights; No Waiver of Defaults.  Lender hereby reserves all of its rights and remedies under the Credit Agreement and the other Loan Documents in all respects and for all purposes in addition to all other rights and remedies available to it under applicable Law or in equity.  This Fourth Amendment is not intended to operate as a waiver of Lender’s rights and remedies and does not constitute or operate as (a) a waiver of (or a consent to) any existing Potential Default or Default or any other violation of or noncompliance with any provision of the Credit Agreement, as amended hereby, or any other Loan Document, (b) an agreement to waive any existing or future Potential Default or Default, or (c) a waiver of Lender’s right to insist upon strict compliance with each term, covenant, condition and provision of the Credit Agreement, as amended hereby, and the other Loan Documents.

XIII.ENTIRETY.  THIS FOURTH AMENDMENT REPRESENTS THE FINAL AGREEMENT AMONG BORROWER, GUARANTORS AND LENDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY BORROWER, GUARANTORS AND LENDER.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG BORROWER, GUARANTORS AND LENDER.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed on the Fourth Amendment Closing Date.

BORROWER:

IBIO CDMO LLC,

a Delaware limited liability company

By: /s/ Felipe Duran

Felipe Duran

Authorized Person

Signature Page to Fourth Amendment to Credit Agreement

LENDER:

WOODFOREST NATIONAL BANK

By:/s/ Cameron D. Jones

Cameron D. Jones

Senior Vice President

Signature Page to Fourth Amendment to Credit Agreement

GUARANTOR’S CONSENT AND AGREEMENT

As an inducement to Lender to execute, and in consideration of Lender’s execution of, this Fourth Amendment, IBIO, INC., a Delaware corporation (“Guarantor”), hereby consents to this Fourth Amendment, and agrees that this Fourth Amendment shall in no way release, diminish, impair, reduce or otherwise adversely affect the obligations and liabilities of the undersigned under the Guaranty executed November 1, 2021 (as amended by the Guaranty First Amendment, the Guaranty Second Amendment, the Guaranty Third Amendment and as further amended by the Guaranty Fourth Amendment as defined below, the “Guaranty”) executed by Guarantor in connection with the Credit Agreement.  Guarantor further represents and warrants to Lender that (a) the representations and warranties in the Guaranty are true and correct in all material respects on and as of the Fourth Amendment Closing Date as though made on such date (except to the extent that such representations and warranties specifically relate to an earlier date), (b) after giving effect to this Fourth Amendment and the Guaranty Fourth Amendment, it is in full compliance with all covenants and agreements contained in the Guaranty, (c) after giving effect to this Fourth Amendment and the Guaranty Fourth Amendment, no Potential Default or Default has occurred and is continuing under the Guaranty and (d) the execution and delivery of this Guarantor’s Consent and Agreement are within Guarantor’s power and have been duly authorized by all necessary company action.  Guarantor acknowledges that the payment obligations with respect to the Fraunhofer Settlement Amount to Lender as set forth in in Section I(j) of the First Amendment have been amended and restated and replaced in their entirety with the language set forth in Section I(f)(ii) of the Fourth Amendment.  Guarantor ratifies and confirms the obligation to transfer the Reserved Funds to the Reserved Funds Deposit Account within the time period provided as set forth in Section I(f)(ii) of the Fourth Amendment.  Guarantor acknowledges and confirms that it will retain the remaining portion of the Fraunhofer Settlement Amount received by Guarantor from Fraunhofer in the amount of $2,100,000 (the “Available Funds”) to be deposited in an account permitted under Section 18 of the Guaranty for Guarantor’s benefit.  Guarantor acknowledges that, when received, the Available Funds shall be included in Guarantor’s Unrestricted Cash balance for purposes of calculating the liquidity covenant under Section 18 of the Guaranty.

Each of Section 17 and Section 18 of the Guaranty is hereby amended, as of the Fourth Amendment Closing Date, as set forth and as describe below (together with the foregoing acknowledgments and modifications with respect to the treatment of the Reserved Funds and the Available Funds, herein, collectively, the “Guaranty Fourth Amendment”).

(a)Section 17, Covenants, of the Guaranty is hereby amended by replacing the reference to “forty percent (40%)” in clause (a) of such section with a reference to “twenty percent (20%)”.

(b)Section 18, Liquidity, of the Guaranty is hereby amended by amending and restating such section in its entirety to read as follows:

18. Liquidity. Guarantor shall not permit, at any time tested in accordance with the following sentence, its Unrestricted Cash balance to be less than $1,000,000.  Such Unrestricted Cash balance requirement shall be tested as of (a) the Fourth Amendment Closing Date, (b) on each Friday that the Borrower is required to deliver cash flow reports to Lender pursuant to Section 8.1(h) of the Credit Agreement and (c) at such other times requested by Lender in writing.  The Unrestricted Cash balance shall be deposited and maintained in such account(s) agreed to in writing by Guarantor and Lender.

This Guarantor’s Consent and Agreement shall be binding upon Guarantor, and its successors and permitted assigns, and shall inure to the benefit of Lender, and its successors and permitted assigns.

[Signature page follows.]

GUARANTOR:

IBIO, INC.,

a Delaware corporation

By:  /s/ Felipe Duran

Felipe Duran

Interim Chief Financial Officer

Signature Page to Guarantor’s Consent and Agreement to
Fourth Amendment to Credit Agreement